                                                    EXHIBIT 99.1(a)(3)(d)(iv)(b)


                     AMENDMENT TO PARTICIPATION AGREEMENT

        Pursuant to the Participation Agreement, made and entered into as of the 11th day of April, 1997, by and among MFS Variable Insurance Trust, Prudential Insurance Compay of America and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

        IN WITHNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on ______, 1998.

 PRUDENTIAL INSURANCE COMPANY OF
 AMERICA
 By its authorized officer,


 By: /s/
     ----------------------------------------------------

 Title: Vice President, Marketing & Client Management

 MFS VAIABLE INSURANCE TRUST,
 ON BEHALF OF THE PORTFOLIOS
 By its authorized officer and not individually,


 By: /s/ James R. Bordewick, Jr.
     ----------------------------------------------------
     James R. Bordewick, Jr.
     Assistant Secretary

 MASSACHUSETTS FINANCIAL SERVICES
 COMPANY
 By its authorized officer,


 By: /s/ Jeffrey L. Shanies
     ----------------------------------------------------
     Jeffrey L. Shanies
     Chairman and Chief Executive Officer


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

                                                         As of ___________, 1998


                                  SCHEDULE A

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

========================================================================================================-
Name of Separate Account                 Policies Funded               Portfolios Applicable
 and Date Established                  by Separate Account                  to Policies
 by Board of Directors
========================================================================================================
The Prudential Variable Contract     Group Variable Universal                MFS Bond Series
        Account GI-2                  Life Insurance Contract          MFS Emerging Growth Series
        (June 24, 1998)                    Series #89759             MFS Growth and Income Series
                                                                        MFS High Income Series
                                                                      MFS Limited Maturity Series
                                                                          MFS Research Series
                                                                      MFS Total Return Series
                                                                         MFS Utilities Series
                                                                            MFS Value Series
                                                                      MFS World Government Series
-------------------------------------------------------------------------------------------------------
Prudential Discovery Select Group   Discovery Select Group Annuity    MFS Emerging Growth Series
   Variable Contract Account                  Contract                  MFS Research Series
   (February 11, 1997)
-------------------------------------------------------------------------------------------------------
   Prudential Variable                 Variable Appreciable Life       MFS Emerging Growth Series
  Appreciable Account
  (August 11, 1987)                    Survivorship Preferred
-------------------------------------------------------------------------------------------------------


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